EXHIBIT 99.1

Consent of NelsonHall, Ltd. (“NelsonHall”)

As a research and advisory firm focused on the outsourcing industry, NelsonHall hereby consents to the use of any data contained in this Registration Statement on Form S-1, and any and all amendments and supplements thereto, which references NelsonHall as the source of such data and to all references to NelsonHall included in such Registration Statement.

Dated: December 8, 2009	/s/ John Willmott
	Name:	John Willmott
	Title:	CEO

	Address:	NelsonHall
Atrium Court
the ring
bracknell berks
rG12 1bw